As filed with the Securities and Exchange Commission on October 7, 2004

Investment Company Act File No. 811-10089

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	|X|

Amendment No. 5	|X|

(Check appropriate box or boxes)

Fund Asset Management Master Trust (Exact name of Registrant as Specified in Charter)

800 Scudders Mill Road, Plainsboro, New Jersey 08536 (Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (609) 282-2800

Terry K. Glenn Fund Asset Management, L.P. P.O. Box 9011 Princeton, New Jersey 08543-9011 (Name and Address of Agent for Service)

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”.) However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of any offer to buy, any beneficial interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand-alone document.

Part B of the Registration Statement is incorporated by reference into Part A and Part A of the Registration Statement is incorporated by reference into Part B of the Registration Statement.

*	Responses to 1, 2, 3 and 8 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

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PART A October 7, 2004 Fund Asset Management Master Trust

     Fund Asset Management Master Trust is part of a master-feeder structure. Part A of this Registration Statement should be read in conjunction with Post-Effective Amendment No. 5 of the Registration Statement on Form N-1A (Securities Act File No. 333-43552 and Investment Company Act File No. 811-10089) of Merrill Lynch Investment Managers Funds, Inc., as filed with the Securities and Exchange Commission (the “Commission”) on October 6, 2004, and as amended from time to time (the “Merrill Lynch Registration Statement”).

     Fund Asset Management Master Trust (the “Trust”) is an open-end, management investment company which was organized as a Delaware statutory trust on July 7, 2000. The Low Duration Master Portfolio (the “Portfolio”) is a diversified series of the Trust. There can be no assurance that the investment objective of the Portfolio will be achieved.

Merrill Lynch Investment Managers Funds, Inc. is a series fund consisting of one series, Merrill Lynch Low Duration Fund (“ML Low Duration”). ML Low Duration invests all of its assets in beneficial interests of the Portfolio. ML Low Duration and any other feeder fund that may invest in the Portfolio are referred to herein as “Feeder Funds.”

Responses to items 1, 2, 3, and 8 have been omitted pursuant to Paragraph 2(b) of Instruction B of the general instructions to Form N-1A.

Item 4. — Investment Objectives, Principal Investment Strategies, and Related Risks.

The Portfolio’s investment objective is to maximize total return, consistent with preservation of capital.

Outlined below are the main strategies the Low Duration Master Portfolio uses to achieve its objective.

Under normal circumstances the Portfolio invests at least 80% of its assets in bonds that permit it to maintain a portfolio duration of one to three years. This policy is a non-fundamental policy of the Portfolio and may not be changed without 60 days prior notice to shareholders.

The Portfolio seeks to achieve its objective by investing mainly in investment grade, interest-bearing securities of varying maturities. These include:
•	U.S. government securities
•	preferred stocks
•	mortgage-backed and other asset-backed securities
•	corporate bonds
•	bonds that are convertible into stocks

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     U.S. Government securities are debt securities issued and/or guaranteed as to principal and interest by the U.S. Government that are supported by the full faith and credit of the United States. U.S. Government agency securities are debt securities issued and/or guaranteed as to principal and interest by U.S. Government agencies, U.S. Government sponsored enterprises and U.S. Government instrumentalities that are not direct obligations of the United States. Such securities may not be supported by the full faith and credit of the United States. Corporate bonds are debt securities issued by corporate issuers, as distinct from bonds issued by a government or its agencies or instrumentalities. Asset backed securities are fixed-income securities issued by a trust or other legal entity established for the purpose of issuing securities and holding certain assets, such as credit card receivables or auto leases, that pay down over time and generate sufficient cash to pay holders of the securities. Mortgage-backed securities are securities that give the holder the right to receive a portion of principal and/or interest payments made on a pool of residential or commercial mortgage loans, which in some cases are guaranteed by government agencies.

     At least 70% of the Portfolio’s investments will be in securities rated A or better (or, if short term, the second highest quality grade) by a major rating agency such as Moody’s Investors Service or Standard & Poor’s. Up to 30% of its investments may be in securities rated BBB/Baa and up to 10% of its investments may be in securities rated below investment grade, that is, rated below BBB/Baa (but none below B). The Portfolio may also invest in unrated securities that Fund Asset Management, L.P. (“FAM” or the “Investment Adviser”) considers to be of comparable quality with the rated securities in which the Portfolio may invest. After the Portfolio buys a security, it may be given a lower rating or stop being rated. This will not require the Portfolio to sell it, but the Investment Adviser will consider the change in rating in deciding whether to keep the security. The Investment Adviser may actively and frequently trade the Portfolio’s portfolio securities.

In choosing investments, Portfolio management considers both maturity and duration.

Maturity — The effective maturity of a bond is the weighted average period over which principal is expected to be repaid. Stated maturity is the date when the issuer is scheduled to make the final payment of principal. Effective maturity is different than stated maturity because it estimates the effect of expected principal prepayments and call provisions.

Duration — Duration measures the potential volatility of the price of a bond or a portfolio of bonds prior to maturity. Duration is the magnitude of the change in price of a bond relative to a given change in the market interest rate. Duration incorporates a bond’s yield, coupon interest payments, final maturity, call and put features and prepayment exposure into one measure.

For any bond with interest payments occurring before principal is repaid, duration is ordinarily less than maturity. Generally, the lower the stated or coupon rate of interest of a bond, the longer the duration. The higher the stated or coupon rate of interest of a bond, the shorter the duration. The calculation of duration is based on estimates.

Duration is a tool to measure interest rate risk. Assuming a 1% change in interest rates and the duration shown below, the Portfolio’s price would change as follows:

Duration	Change in Interest Rates
2 yrs	1% decline —> 2% gain in Portfolio price
1% rise —> 2% decline in Portfolio price

Other factors such as changes in credit quality, prepayments, the shape of the yield curve and liquidity affect the price of the Portfolio and may correlate with changes in interest rates. These factors can increase swings in the Portfolio’s share price during periods of volatile interest rate changes.

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The Investment Adviser sells securities to manage portfolio duration, yield curve exposure, sector exposure, diversification and credit quality.

As a result of the strategies described above, the Portfolio may have an annual portfolio turnover rate above 100%. Portfolio turnover is generally the percentage found by dividing the lesser of portfolio purchases or sales by the monthly average value of the portfolio. High portfolio turnover (100% or more) results in higher mark ups and other transaction costs and can affect the Portfolio’s performance. It also can result in a greater amount of distributions as ordinary income rather than long-term capital gains.

Other Strategies: In addition to the main strategies discussed above, the Portfolio may use certain other investment strategies.

The Portfolio also may invest in:

•	bank certificates of deposit, fixed time deposits and bankers’ acceptances
•	repurchase agreements, reverse repurchase agreements and dollar rolls
•	obligations of foreign governments or their subdivisions, agencies and instrumentalities
•	obligations of international agencies or supra-national entities
•	municipal bonds

The Portfolio may invest in foreign bonds as follows:

•	up to 25% of total assets in foreign bonds that are denominated in U.S. dollars
•	up to 15% of total assets in foreign bonds that are not denominated in U.S. dollars
•	up to 15% of total assets in emerging market foreign bonds

To meet redemptions and when waiting to invest cash receipts, the Portfolio may invest in short-term, investment grade bonds, money market mutual funds and other money market instruments.

For temporary or defensive purposes, the Portfolio may invest up to 100% of its assets in short-term, investment grade bonds or other money market instruments in response to adverse market, economic or political conditions. The Portfolio may not achieve its objective using this type of investing.

The Portfolio may use derivatives to hedge its investment portfolio against market and currency risks. Derivatives are financial instruments whose value is derived from another security, a commodity (such as oil or gold), a currency or an index (such as the Standard & Poor’s 500 Index). The derivatives that the Portfolio may use include but are not limited to futures contracts and options thereon, and indexed and inverse floating rate securities.

The Portfolio may also lend its portfolio securities and invest uninvested cash balances in affiliated money market funds.

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Investment Risks.

This section contains a summary of the general risks of investing in the Portfolio. As with any fund, there can be no guarantee that the Portfolio will meet its objective, or that the Portfolio’s performance will be positive over any period of time.

Set forth below are the main risks of investing in the Portfolio:

Market Risk and Selection Risk.

Market risk is the risk that one or more markets in which the Portfolio invests will go down in value, including the possibility that a market will go down sharply and unpredictably. Selection risk is the risk that the investments that the Investment Adviser selects will underperform the market or other funds with similar investment objectives and investment strategies.

Interest Rate Risk.

Interest rate risk is the risk that prices of bonds generally increase when interest rates decline and decrease when interest rates increase. Prices of longer term securities generally change more in response to interest rate changes than prices of shorter term securities. The Portfolio may lose money if short term or long term interest rates rise sharply or otherwise change in a manner not anticipated by Portfolio management.

Mortgage-Backed Securities.

Mortgage-backed securities represent the right to receive a portion of principal and/or interest payments made on a pool of residential or commercial mortgage loans. When interest rates fall, borrowers may refinance or otherwise repay principal on their mortgages earlier than scheduled. When this happens, certain types of mortgage-backed securities will be paid off more quickly than originally anticipated and the Portfolio may have to invest the proceeds in securities with lower yields. This risk is known as “prepayment risk.” When interest rates rise, certain types of mortgage-backed securities will be paid off more slowly than originally anticipated and the value of these securities will fall. This risk is known as “extension risk.”

Because of prepayment risk and extension risk, mortgage-backed securities react differently to changes in interest rates than other fixed income securities. Small movements in interest rates (both increases and decreases) may quickly and significantly reduce the value of certain mortgage-backed securities. Certain mortgage-backed securities in which the Portfolio may invest may also provide a degree of investment leverage, which could cause the Portfolio to lose all or substantially all of its investment.

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Asset-Backed Securities.

Asset-backed securities are fixed income securities that represent an interest in an underlying pool of assets, such as credit card receivables. Like traditional fixed income securities, the value of asset-backed securities typically increases when interest rates fall and decreases when interest rates rise. Certain asset-backed securities may also be subject to the risk of prepayment. In a period of declining interest rates, borrowers may pay what they owe on the underlying assets more quickly than anticipated. Prepayment reduces the yield to maturity and the average life of the asset-backed securities. In addition, when the Portfolio reinvests the proceeds of a prepayment, it may receive a lower interest rate. Asset-backed securities may also be subject to extension risk, that is, the risk that, in a period of rising interest rates, prepayments may occur at a slower rate than expected. As a result, the average maturity of the Portfolio may increase. The value of longer term securities generally changes more in response to changes in interest rates than the value of shorter-term securities.

Credit Risk.

Credit risk is the risk that the issuer of a fixed income security will be unable to pay the interest or principal when due. Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may also affect the value of the Portfolio’s investment in that issuer. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation. Junk bonds are more exposed to credit risk than are investment grade bonds.

Call and Redemption Risk.

A bond’s issuer may have the right to call a bond for redemption before it matures. If an issuer exercises this right in connection with a bond the Portfolio holds, the Portfolio may lose income and may have to invest the proceeds in bonds with lower yields.

Short-Term Trading.

The Portfolio actively and frequently trades its portfolio securities; therefore, the Portfolio may engage in short-term trading. Short-term trading may increase the Portfolio’s expenses and have adverse tax consequences for the Portfolio. Short-term trading also involves market risk and selection risk.

The Portfolio may also be subject to certain other risks associated with its investments and investment strategies, including:

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Foreign Market Risk.

The Portfolio may invest in companies located in countries other than the U.S. This may expose the Fund to risks associated with foreign investments.
•	The value of holdings traded outside the United States (and any hedging transactions in foreign currencies) will be affected by changes in currency exchange rates.
•	The costs of non-U.S. securities transactions are often higher than those of U.S. transactions.
•	The legal protections, and accounting and securities settlement procedures in certain foreign countries may be different from and offer less protection than those in the United States.
•	Foreign holdings may be adversely affected by foreign government action.
•	International trade barriers or economic sanctions against certain non-U.S. countries may adversely affect those holdings.
•	The economies of certain countries may compare unfavorably with the U.S. economy.
•	Foreign securities markets may be smaller than the U.S markets, which may make trading more difficult.

The risks outlined above are greater for investments in emerging markets.

Junk Bonds.

Junk bonds are debt securities that are rated below investment grade by the major rating agencies or are unrated securities that the Portfolio’s Investment Adviser believes are of comparable quality. Although junk bonds generally pay higher rates of interest than investment grade bonds, they are high risk investments that may cause income and principal losses for the Portfolio. Junk bonds generally are less liquid and experience more price volatility than higher rated debt securities. The issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds. In the event of an issuer’s bankruptcy, claims of other creditors may have priority over the claims of junk bond holders, leaving few or no assets available to repay junk bond holders. Junk bonds may be subject to greater call and redemption risk than higher rated debt securities.

When-Issued Securities, Delayed-Delivery Securities and Forward Commitments.

The Portfolio may purchase or sell securities that it is entitled to receive on a when-issued basis. The Portfolio may also purchase or sell securities on a delayed delivery basis or through a forward commitment. When-issued and delayed delivery securities and forward commitments involve the risk that the security the Portfolio buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party will not meet its obligation. If this occurs, the Portfolio loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

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Indexed and Inverse Floating Rate Securities.

The Portfolio may invest in securities the potential return of which is directly related to changes in an underlying index or interest rate, known as indexed securities. The return on indexed securities will rise when the underlying index or interest rate rises and fall when the index or interest rate falls. The Portfolio may also invest in securities the return of which is inversely related to changes in an interest rate (inverse floaters). In general, income on inverse floaters will decrease when short-term interest rates increase and increase when short-term interest rates decrease. Investments in inverse floaters may subject the Portfolio to the risks of reduced or eliminated interest payments and loss of principal. In addition, certain indexed securities and inverse floaters may increase or decrease in value at a greater rate than the underlying interest rate, which effectively leverages the Portfolio’s investment. As a result, the market value of such securities will generally be more volatile than that of fixed rate securities.

Sovereign Debt.

The Portfolio may invest in sovereign debt securities. These securities are issued or guaranteed by foreign government entities. These investments subject the Portfolio to the risk that a governmental entity may delay or refuse to pay interest or repay principal on its sovereign debt, due, for example, to cash flow problems, insufficient foreign currency reserves, political considerations, the relative size of the governmental entity’s debt position in relation to the economy or the failure to put in place economic reforms required by the International Monetary Fund or other multilateral agencies. If a government entity defaults, it may ask for more time in which to pay or for further loans. There is no legal process for collecting sovereign debts that a government does not pay nor are there bankruptcy proceedings through which all or part of the sovereign debt that a governmental entity has not repaid may be collected.

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Corporate Loans.

Commercial banks and other financial institutions or institutional investors make corporate loans to companies that need capital to grow or restructure. Borrowers generally pay interest on corporate loans at rates that change in response to changes in market interest rates such as the London Interbank Offered Rate (LIBOR) or the prime rates of U.S. banks. As a result, the value of corporate loan investments is generally less exposed to the adverse effects of shifts in market interest rates than investments that pay a fixed rate of interest. However, because the trading market for certain corporate loans may be less developed than the secondary market for bonds and notes, the Portfolio may experience difficulties in selling its corporate loans. Leading financial institutions often act as agent for a broader group of lenders, generally referred to as a syndicate. The syndicate’s agent arranges the corporate loans, holds collateral and accepts payments of principal and interest. If the agent develops financial problems, the Portfolio may not recover its investment or recovery may be delayed. By investing in a corporate loan, the Portfolio may become a member of the syndicate.

The corporate loans in which the Portfolio invests are subject to the risk of loss of principal and income. Although borrowers frequently provide collateral to secure repayment of these obligations they do not always do so. If they do provide collateral, the value of the collateral may not completely cover the borrower’s obligations at the time of a default. If a borrower files for protection from its creditors under the U.S. bankruptcy laws, these laws may limit the Portfolio’s rights to its collateral. In addition, the value of collateral may erode during a bankruptcy case. In the event of a bankruptcy, the holder of a corporate loan may not recover its principal, may experience a long delay in recovering its investment and may not receive interest during the delay.

Municipal Bonds.

Municipal bonds are generally issued by states and local governments and their agencies, authorities and other instrumentalities. Municipal bonds are subject to interest rate, credit and market risk. The ability of an issuer to make payments could be affected by litigation, legislation or other political events or the bankruptcy of the issuer. Lower rated municipal bonds are subject to greater credit and market risk than higher quality municipal bonds.

The Portfolio may invest in residual interest bonds, which are created by depositing municipal securities in a trust and dividing the income stream of an underlying municipal bond in two parts, one, a variable rate security and the other, a residual interest bond. The interest rate for the variable rate security is determined by an index or an auction process held approximately every seven to thirty five days, while the residual interest bond holder receives the balance of the income from the underlying municipal bond less an auction fee. The market prices of residual interest bonds may be highly sensitive to changes in market rates and may decrease significantly when market rates increase.

Variable Rate Demand Obligations.

Variable rate demand obligations (VRDOs) are floating rate securities that combine an interest in a long term municipal bond with a right to demand payment before maturity from a bank or other financial institution. If the bank or financial institution is unable to pay, the Portfolio may lose money.

Convertible Securities.

Convertible securities are generally debt securities or preferred stocks that may be converted into common stock. Convertibles typically pay current income, as either interest (debt security convertibles) or dividends (preferred stocks). A convertible’s value usually reflects both the stream of current income payments and the market value of the underlying common stock. The market value of a convertible performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible usually falls. Since it derives a portion of its value from the common stock into which it may be converted, a convertible is also subject to the same types of market and issuer risk as apply to the underlying common stock.

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Securities Lending.

The Portfolio may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide as collateral cash or securities issued or guaranteed by the U.S. Government. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Portfolio may lose money and there may be a delay in recovering the loaned securities. The Portfolio could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to the Portfolio.

Dollar Rolls.

The Portfolio may enter into dollar rolls in which the Portfolio will buy securities for delivery in the current month and simultaneously contract to resell substantially similar (the same type and coupon) securities on a specified future date to the same party. Dollar rolls involve the risk that the market value of the securities that the Portfolio is committed to buy may decline below the price of the securities the Portfolio has sold. These transactions may involve leverage. The Portfolio will engage in dollar rolls to enhance return and not for the purpose of borrowing.

Repurchase Agreements.

The Portfolio may enter into repurchase agreements. Under a repurchase agreement, the seller agrees to repurchase a security at a mutually agreed-upon time and price. If the seller in a repurchase agreement transaction defaults on its obligation under the agreement, the Portfolio may suffer delays and incur costs or lose money in exercising its rights under the agreement.

Reverse Repurchase Agreement Risk.

Reverse repurchase agreements involve the sale of securities held by the Portfolio with an agreement to repurchase the securities at an agreed-upon price, date and interest payment. Reverse repurchase agreements involve the risk that the other party may fail to return the securities in a timely manner or at all. The Portfolio could lose money if it is unable to recover the securities and the value of the collateral held by the Portfolio, including the value of investments made with cash collateral, is less than the value of the securities. These events could also trigger adverse tax consequences to the Portfolio.

Borrowing and Leverage Risk.

The Portfolio may borrow for temporary or emergency purposes, including to meet redemptions, for the payment of dividends, for share repurchases or for the clearance of transactions. Borrowing may exaggerate changes in the net asset value of Portfolio shares and in the return on the Portfolio. Borrowing will cost the Portfolio interest expense and other fees. The costs of borrowing may reduce the Portfolio’s return. Certain derivative securities that the Portfolio may buy or other techniques that the Portfolio may use may create leverage, including, but not limited to, when issued securities, forward commitments and futures contracts and options.

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Derivatives.

The Portfolio may use derivative instruments to hedge its investments. Derivatives allow the Portfolio to increase or decrease its risk exposure more quickly and efficiently than other types of instruments. Derivatives are volatile and involve significant risks, including:

Credit Risk — the risk that the counterparty (the party on the other side of the transaction) in a derivative transaction will be unable to honor its financial obligation to the Portfolio.

Currency Risk — the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

Leverage Risk — the risk associated with certain types of investments or trading strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

Liquidity Risk — the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

The Portfolio may use derivatives for hedging purposes, including anticipatory hedges. Hedging is a strategy in which the Portfolio uses a derivative to offset the risks associated with other Portfolio holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Portfolio or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Portfolio, in which case any losses on the holdings being hedged may not be reduced and may be increased. There can be no assurance that the Portfolio’s hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. The Portfolio is not required to use hedging and may choose not to do so.

Item 5. — Management, Organization, and Capital Structure.

(a)(1) Investment Adviser.

Fund Asset Management, L.P., 800 Scudders Mill Road, Plainsboro, New Jersey 08536-9011, manages the Portfolio’s investments under the overall supervision of the Board of Trustees of the Trust. The Investment Adviser has the responsibility for making all investment decisions for the Portfolio.

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The Investment Adviser and its affiliates manage portfolios with over $477 billion in assets as of August, 2004 for individuals and institutions seeking investments worldwide. This amount includes assets managed for Merrill Lynch affiliates. The advisory agreements between the Trust on behalf of the Portfolio and the Investment Adviser give the Investment Adviser the responsibility for making all investment decisions.

For the fiscal year ended June 30, 2004, the Trust paid the Investment Adviser an investment advisory fee at the annual rate of 0.21% of the Low Duration Master Portfolio’s average daily net assets.

Conflicts of Interest

The investment activities of the Investment Adviser and its affiliates in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Trust and its interestholders. The Investment Adviser provides investment management services to other trusts and discretionary managed accounts that follow an investment program similar to that of the Trust. Merrill Lynch (including, for these purposes, the Investment Adviser, Merrill Lynch & Co., Inc. and their affiliates, directors, partners, trustees, managing members, officers and employees), is a diversified global financial services firm involved with a broad spectrum of financial services and asset management activities, that may, for example, engage in the ordinary course of business in activities in which its interests or the interests of its clients may conflict with those of the Trust. Merrill Lynch’s trading activities are carried out without reference to positions held directly or indirectly by the Trust and may result in Merrill Lynch having positions that are adverse to those of the Trust. Merrill Lynch is not under any obligation to share any investment opportunity, idea or strategy with the Trust. As a result, Merrill Lynch may compete with the Trust for appropriate investment opportunities. In addition, the Trust may invest in securities of companies with which Merrill Lynch has or is trying to develop investment banking relationships. The Trust also may invest in securities of companies for which Merrill Lynch provides or may some day provide research coverage.

Under a securities lending program approved by the Trust’s Board of Trustees, the Trust has retained an affiliate of the Investment Adviser to serve as the securities lending agent for the Trust to the extent that the Trust engages in the securities lending program. For these services, the lending agent may receive a fee from the Trust, including a fee based on the returns earned on the Trust’s investment of the cash received as collateral for the loaned securities. In addition, the Trust may make brokerage and other payments to Merrill Lynch in connection with the Trust’s portfolio investment transactions.

The Trust’s activities may give rise to other conflicts of interest that could disadvantage the Trust and its interestholders. See Part II of Part B of the Merrill Lynch Registration Statement for further information.

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(a)(2) Portfolio Managers.

     The Low Duration Master Portfolio is managed by a team of investment professionals.

     Patrick Maldari has been a Managing Director of MLIM since 1999, Director from 1997 to 2000 and a portfolio manager at MLIM since 1987.

James J. Pagano has been a Director of MLIM since 2004 and was a Vice President at MLIM from 1997 to 2004. He has been a portfolio manager therewith since 2001.

     John Burger has been a Managing Director of MLIM since 2004 and was a Director at MLIM since 1996. He has been a portfolio manager therewith since 1992.

     Frank Viola has been a Managing Director and head of the Global Fixed Income Structured Asset Team at MLIM since 2001 and was a Director at MLIM from 2000 to 2001. He has been a portfolio manager at MLIM since 1997.

(b) Capital Stock.

The Trust is organized as a Delaware statutory trust and currently consists of one Portfolio. Each investor is entitled to a vote in proportion to its investment in the Trust or the Portfolio (as the case may be). Investors in the Portfolio will participate equally in accordance with their pro rata interests in the earnings, dividends and assets of the Portfolio. The Trust reserves the right to create and issue interests in additional Portfolios.

Investors in the Trust have no preemptive or conversion rights and beneficial interests in the Portfolio are fully paid and non-assessable. The Trust has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors, when in the judgment of the Trustees, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Trust or the Portfolio, investors would be entitled to share, in proportion to their investment in the Trust or the Portfolio (as the case may be), in the assets of the Trust or the Portfolio available for distribution to investors.

Investments in the Trust may not be transferred, but an investor may withdraw all or any portion of its investment in the Portfolio at net asset value on any day on which the New York Stock Exchange is open, subject to certain exceptions. For more information about the ability of a Feeder Fund to withdraw all or any portion of its investment in the Trust, please see Item 6 herein.

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Item 6. — Shareholder Information.

(a) Pricing of Beneficial Interests in the Trust

The Portfolio calculates its net asset value (generally by using market quotations) each day the New York Stock Exchange (the “Exchange”) is open as of the close of business on the Exchange based on prices at the time of closing. The Exchange generally closes at 4:00 p.m. Eastern time. If events that are expected to materially affect the value of securities traded in other markets occur between the close of those markets and the close of business on the Exchange, those securities may be valued at their fair value. The net asset value used in determining the price of an interest in the Portfolio is the one calculated after the purchase or redemption order is placed. The net asset value is determined by deducting the amount of the Portfolio’s total liabilities from the value of its total assets. Net asset value is generally calculated by valuing each security at its closing price for the day. Non-U.S. securities sometimes trade on days that the Exchange is closed. As a result, the Portfolio’s net asset value may change on days when an investor will not be able to purchase or redeem the Portfolio’s interests. Securities and assets for which market quotations are not readily available are generally valued at fair value as determined in good faith by or under the direction of the Board of Trustees.

Each investor in the Trust may add to or reduce its investment in the Portfolio on each day the Exchange is open for trading. The value of each investor’s beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor’s share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor’s percentage of the aggregate beneficial interests in the Portfolio will then be re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the Portfolio as of the close of regular trading of the Exchange on the next day the Portfolio calculates its net asset value.

(b) Purchase of Beneficial Interests in the Trust.

Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio of the Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Portfolio.

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There is no minimum initial or subsequent investment in the Trust. However, because the Trust intends to be as fully invested at all times as is reasonably consistent with its investment objective and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in federal funds (i.e., monies credited to the account of the Trust’s custodian bank by a Federal Reserve Bank).

The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

(c) Redemption of beneficial interests in the Trust.

An investor in the Trust may withdraw all or a portion of its investment in the Portfolio on any day the Exchange is open for trading at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio. The proceeds of the withdrawal will be paid by the Portfolio normally on the business day on which the withdrawal is effected, but in any event within seven days. Investments in the Portfolio of the Trust may not be transferred.

(d) Dividends and Distributions. Not Applicable.

(e) Tax Consequences.

Because the Trust operates as a partnership for federal income tax purposes, the Trust is not subject to any income tax. Based upon the status of the Trust as a partnership, a Feeder Fund will be taxable on its share of the Trust’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability. The determination of a Feeder Fund’s share of the Trust’s ordinary income, capital gains, deductions and credits will be made in accordance with the Code.

14

Item 7. — Distribution Arrangements.

(a) Sales Loads. Not Applicable.

(b) Rule 12b-1 Fees. Not Applicable.

(c) Multiple Class and Master Feeder Funds.

The Trust is part of a master/feeder structure. Members of the general public may not purchase beneficial interests in the Portfolio. However, the Portfolio may sell beneficial interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the Portfolio and will pay a proportionate share of the Portfolio’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Fund .

The Trustees of the Trust believe that the “master/feeder” fund structure may enable the Portfolio to reduce costs through economies of scale. A larger investment portfolio for the Portfolio may reduce certain transaction costs to the extent that contributions to and redemptions from the Portfolio’s portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

A Feeder Fund’s investment in the Portfolio may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Portfolio or withdraws from the Portfolio, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Portfolio if the Portfolio voted to change its investment objective, policies or limitations in a manner not acceptable to the Directors of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the Portfolio may affect the investment performance of the Feeder Fund and the Portfolio.

The Trust normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Portfolio. When a Feeder Fund is requested to vote on matters pertaining to the Portfolio, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Portfolio proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder” structure, please see Part A of the Merrill Lynch Registration Statement.

15

PART B October 7, 2004 Fund Asset Management Master Trust

Except as otherwise indicated herein, all capitalized terms shall have the meaning assigned to them in Part A hereof.

Item 9. — Cover Page and Table of Contents.

     Low Duration Master Portfolio (the “Portfolio”) is a series of Fund Asset Management Master Trust (the “Trust”). This Part B is not a prospectus and should be read in conjunction with Part A of this Registration Statement, dated October 7, 2004 (the “Trust’s Part A”), which has been filed with the Securities and Exchange Commission (the “Commission”). A copy of this registration statement can be obtained, without charge, by calling the Trust at 1-800-MER-FUND or by writing to Fund Asset Management Master Trust, 800 Scudders Mill Road, Plainsboro, New Jersey 08536. The Trust is part of a master-feeder structure. As permitted by General Instruction D to Form N-1A, responses to certain items required to be included in Part B of this Registration Statement are incorporated herein by reference from (a) Post-Effective Amendment No. 5 of the Registration Statement on Form N-1A (Securities Act File No. 811-10053 and Investment Company Act File No. 333-43552) of Merrill Lynch Investment Managers Funds, Inc. (the “Company”), as filed with the Securities and Exchange Commission (the “Commission”) on October 6, 2004, and as amended from time to time (“Merrill Lynch Registration Statement”). Part A of the Merrill Lynch Registration Statement includes the prospectus of Merrill Lynch Low Duration Fund (“ML Low Duration”), a series of the Company. Part B of the Merrill Lynch Registration Statement includes the statement of additional information of ML Low Duration.

     ML Low Duration and any other feeder fund that may invest in the Trust may be referred to herein as the “Feeder Funds.”

      This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which are to be used or distributed as a stand-alone document. The financial statements which relate to the Portfolio are incorporated into this Part B by reference to the ML Low Duration 2004 Annual Report. You may request a copy of the Annual Report at no charge by calling 1-800-MER-FUND between 8:30 a.m. and 5:30 p.m. Eastern time on any business day. The Trust’s Part A is incorporated by reference into this Part B, and this Part B has been incorporated by reference into the Trust’s Part A.

Item 10. — Trust History.

The Trust is a Delaware statutory trust organized on July 7, 2000. The Trust consists of one series.

B-1

Item 11. — Description of the Trust and its Investments and Risks.

The following information supplements and should be read in conjunction with Item 4 of the Trust’s Part A.

     Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of the Portfolio, the types of securities purchased by the Portfolio, the investment techniques used by the Portfolio, and certain risks relating thereto, as well as other information relating to the Portfolio’s investment programs, is incorporated herein by reference from Part A and Part B of the Merrill Lynch Registration Statement.

Item 12. — Management of the Registrant.

(a) Management Information.

The Trustees of the Trust consist of eight individuals, seven of whom are not “interested persons” of the Trust as defined in the Investment Company Act. The Board of Trustees are responsible for the overall supervision of the operations of the Trust and perform the various duties imposed on the trustees of investment companies by the Investment Company Act.

(b) Board of Trustees.

     Each non-interested Trustee is a member of the Trust’s Audit Committee (the “Audit Committee”). The principal responsibilities of the Audit Committee are the appointment, compensation and oversight of the Trust’s independent accountants, including the resolution of disagreements regarding financial reporting between Fund management and such independent accountants. The Audit Committee’s responsibilities include, without limitation, to (i) review with the independent accountants the arrangements for and scope of annual and special audits and any other services provided by the independent accountants to the Trust; (ii) discuss with the independent accountants certain matters relating to the Trust’s financial statements, including any adjustment to such financial statements recommended by such independent accountants or any other results of any audit; (iii) ensure that the independent accountants submit on a periodic basis a formal written statement with respect to their independence, discuss with the independent accountants any relationships or services disclosed in the statement that may impact the objectivity and independence of the Trust’s independent accountants and recommend that the Board take appropriate action in response thereto to satisfy itself of the independent accountants’ independence; and (iv) consider the comments of the independent accountants with respect to the quality and adequacy of the Trust’s accounting and financial reporting policies and practices and internal controls and Trust management’s responses thereto. The Board of the Trust has adopted a written charter for the Audit Committee. The Audit Committee has retained independent legal counsel to assist it in connection with these duties. The Audit Committee met four times during the fiscal year ended June 30, 2004.

B-2

     Each non-interested Trustee is also a member of the Trust’s Nominating Committee. The principal responsibilities of the Nominating Committee are to identify individuals qualified to serve as non-interested Trustees of the Trust and to recommend its nominees for consideration by the full Board. While the Nominating Committee is solely responsible for the selection and nomination of the Trust’s non-interested Trustees, the Nominating Committee may consider nominations for the office of Trustee made by Feeder Fund stockholders or interest holders of the Trust as it deems appropriate. Feeder Fund stockholders or Trust interest holders who wish to recommend a nominee should send nominations to the Secretary of the Trust that include biographical information and set forth the qualifications of the proposed nominee. The Nominating Committee is newly formed and met once during the Trust’s fiscal year ended June 30, 2004.

     Biographical Information. Certain biographical and other information relating to the non-interested Trustees of the Trust is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the complex of funds advised by the Investment Adviser, Merrill Lynch Investment Managers, L.P. (“MLIM”), or their affiliates (“MLIM/FAM-advised funds”), and other public directorships:

Name, Address* and Age of Trustee	Position(s) Held with the Trust	Term of Office** and Length of Time Served	Principal Occupation During Past Five Years	Number of MLIM/FAM- Advised Funds Overseen	Public Directorships
James H. Bodurtha (60)***	Trustee	Trustee since 2002	Director, The China Business Group, Inc. since 1996 and Executive Vice President thereof from 1996 to 2003; Chairman of the Board, Berkshire Holding Corporation since 1980; Partner Squire, Sanders & Dempsey from 1980 to 1993.	38 registered investment companies consisting of 55 portfolios	None

Joe Grills (69) ***	Trustee	Trustee since 2000

Member of the Committee of Investment of Employee Benefit Assets of the Association of Financial Professionals (“CIEBA”) since 1986; Member of CIEBA’s Executive Committee since 1988 and its Chairman from 1991 to 1992; Assistant Treasurer of International Business Machines Corporation (“IBM”) and Chief Investment Officer of IBM Retirement Funds from 1986 to 1993; Member of the Investment Advisory Committee of the State of New York Common Retirement Fund since 1989; Member of the Investment Advisory Committee of the Howard Hughes Medical Institute from 1997 to 2000; Director, Duke University Management Company from 1992 to 2004, Vice Chairman from 1998 to 2004 and Director Emeritus since 2004; Director, LaSalle Street Fund from 1995 to 2001; Director, Kimco Realty Corporation since 1997; Member of the Investment Advisory Committee of the Virginia Retirement System since 1998 and Vice Chairman thereof since 2002; Director, Montpelier Foundation since 1998 and its Vice Chairman since 2000; Member of the Investment Committee of the Woodberry Forest School since 2000; Member of the Investment Committee of the National Trust for Historic Preservation since 2000.

				38 registered investment companies consisting of 55 portfolios	Kimco Realty Corporation

B-3

Name, Address* and Age of Trustee	Position(s) Held with the Trust	Term of Office** and Length of Time Served	Principal Occupation During Past Five Years	Number of MLIM/FAM- Advised Funds Overseen	Public Directorships
Herbert I. London (65)	Trustee	Trustee since 2002

John M. Olin Professor of Humanities, New York University since 1993 and Professor thereof since 1980; President, Hudson Institute since 1997 and Trustee thereof since 1980; Dean, Gallatin Division of New York University from 1976 to 1993; Distinguished Fellow, Herman Kahn Chair, Hudson Institute from 1984 to 1985; Director, Damon Corp. from 1991 to 1995; Overseer, Center for Naval Analyses from 1983 to 1993; Limited Partner, Hypertech LP since 1996.

				38 registered investment companies consisting of 55 portfolios	None

André F. Perold (52)	Trustee	Trustee since 2002

Harvard Business School: George Gund Professor of Finance and Banking since 2000; Senior Associate Dean, Director of Faculty Recruiting since 2001; Finance Area Chair from 1996 to 2001; Sylvan C. Coleman Professor of Financial Management from 1993 to 2000; Director, Genbel Securities Limited and Gensec Bank from 1999 to 2003; Director, Stockback, Inc. from 2000 to 2002; Director, Sanlam Limited from 2001 to 2003; Trustee, Commonfund from 1989 to 2001; Director, Sanlam Investment Management from 1999 to 2001; Director, Bulldogresearch.com from 2000 to 2001; Director, Quantec Limited from 1991 to1999; Director and Chairman of the Board of UNX Inc. since 2003.

				38 registered investment companies consisting of 55 portfolios	None

Roberta Cooper Ramo (62)	Trustee	Trustee since 2002

Shareholder, Modrall, Sperling, Roehl, Harris & Sisk, P.A. since 1993; President, American Bar Association from 1995 to 1996 and Member of the Board of Governors thereof from 1994 to 1997; Shareholder, Poole, Kelly & Ramo, Attorneys at Law, P.C. from 1977 to 1993; Director of Coopers, Inc., since 1999; Director of ECMC Group (service provider to students, schools and lenders) since 2001; Director, United New Mexico Bank (now Wells Fargo) from 1983 to 1988; Director, First National Bank of New Mexico (now Wells Fargo) from 1975 to 1976.

				38 registered investment companies consisting of 55 portfolios	None

B-4

Name, Address* and Age of Trustee	Position(s) Held with the Trust	Term of Office** and Length of Time Served	Principal Occupation During Past Five Years	Number of MLIM/FAM- Advised Funds Overseen	Public Directorships
Robert S. Salomon, Jr. (67)	Trustee	Trustee since 2002

Principal of STI Management (investment adviser) since 1994; Chairman and CEO of Salomon Brothers Asset Management Inc. from 1992 to 1995; Chairman of Salomon Brothers Equity Mutual Funds from 1992 to 1995; regular columist with Forbes Magazine from 1992 to 2002; Director of Stock Research and U.S. Equity Strategist at Salomon Brothers Inc. from 1975 to 1991; Trustee, Commonfund from 1980 to 2001.

				38 registered investment companies consisting of 55 portfolios	None

Stephen B. Swensrud (71)	Trustee	Trustee since 2002

Chairman of Fernwood Advisors, Inc. (investment adviser) since 1996; Principal of Fernwood Associates (financial consultant) since 1975; Chairman of RPP Corporation (manufacturing) since 1978; Director, International Mobile Communications, Inc. (telecommunications) since 1998.

				39 registered investment companies consisting of 56 portfolios	None

*	The address of each non-interested Trustee is P.O. Box 9011, Princeton, New Jersey 08543-9095.
**	Each Trustee serves until his or her successor is elected and qualified or until December 31 of the year in which he or she turns 72 or until his or her death, resignation, or removal as provided in the Trust’s by-laws or charter or by statute.
***	Co-chairman of the Audit Committee.

B-5

Certain biographical and other information relating to the Trustee who is an officer and an “interested person” of the Trust as defined in the Investment Company Act (an “interested Trustee”) and to the other officers of the Trust is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in MLIM/FAM-advised funds and public directorships held.

Name, Address† and Age	Position(s) Held with the Trust	Term of Office* and Length of Time Served	Principal Occupation During Past Five Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Public Directorships
Terry K. Glenn (63)††	Trustee and President	President since 2001 and Trustee** since 2002

President of the MLIM/FAM-advised funds since 1999; Chairman (Americas Region) of MLIM from 2000 to 2002; Executive Vice President of MLIM and FAM (which terms as used herein include their corporate predecessors) from 1983 to 2002; Executive Vice President and Director of Princeton Services from 1993 to 2002; President of FAM Distributors, Inc. (“FAMD” or the “Distributor”) from 1986 to 2002 and Director thereof from 1991 to 2002; President of Princeton Administrators, LP from 1988 to 2002; Director of Financial Data Services, Inc. from 1985 to 2002.

				124 registered investment companies consisting of 157 portfolios	None

Donald C. Burke (44)	Vice President and Treasurer	Vice President since 2000 and Treasurer since 2000

First Vice President of FAM and MLIM since 1997 and Treasurer thereof since 1999; Senior Vice President, Director and Treasurer of Princeton Services since 1999; Vice President of FAMD since 1999; Vice President of FAM and MLIM from 1990 to 1997; Director of Taxation of MLIM since 1990.

				123 registered investment companies consisting of 156 portfolios	None

Patrick Maldari (42)	Vice President and Portfolio Manager	Vice President since 2001	Managing Director of MLIM since 1999; Director of Fixed Income Institutional from 1997 to 2000; Portfolio Manager with MLIM since 1987.	7 registered investment companies consisting of 4 portfolios	None

James J. Pagano (42)	Vice President and Portfolio Manager	Vice President since 2001	Director of MLIM since 2004; Vice President of MLIM from 1997 to 2004; Portfolio Manager with MLIM since 2001.	3 registered investment companies consisting of 2 portfolios	None

B-6

Name, Address† and Age	Position(s) Held with the Trust	Term of Office* and Length of Time Served	Principal Occupation During Past Five Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Public Directorships
Frank Viola (40)	Vice President and Portfolio Manager	Vice President since 2001	Managing Director of MLIM and head of the Global Fixed Income Structured Asset Team since 2001; Director (Global Fixed Income) of MLIM from 2000 to 2001, Vice President from 1996 to 2000; Portfolio Manager with MLIM since 1997.	6 registered investment companies consisting of 4 portfolios	None

John Burger (42)	Vice President and Portfolio Manager	Vice President since 2001	Managing Director of MLIM since 2004; Director (Global Fixed Income) of MLIM from 1998 to 2004; Portfolio Manager with MLIM since 1992.	3 registered investment companies consisting of 3 portfolios	None

Jeffrey Hiller (53)	Chief Compliance Officer	Chief Compliance Officer since 2004	Chief Compliance Officer of the MLIM/FAM-advised funds and First Vice President and Chief Compliance Officer of MLIM since 2004; Global Director of Compliance at Morgan Stanley Investment Management from 2002 to 2004; Managing Director and Global Director of Compliance at Citigroup Asset Management from 2000 to 2002; Chief Compliance Officer at Soros Fund Management in 2000; and Chief Compliance Officer at Prudential Financial from 1995 to 2000; Senior Counsel in the Securities and Exchange Commission’s Division of Enforcement in Washington, D.C. from 1990 to 1995.	124 registered investment companies consisting of 157 portfolios	None

Alice A. Pellegrino (44)	Secretary	Secretary since 2004	Director (Legal Advisory) of MLIM since 2002;Vice President of MLIM from 1999 to 2002; Attorney associated with MLIM since 1997.	123 registered investment companies consisting of 156 portfolios	None

†	The address for each Trustee and officer listed above is P.O. Box 9011, Princeton, New Jersey 08543-9011.

††	Mr. Glenn is an “interested person,” as defined in the Investment Company Act, of the Trust based on his current and former positions with FAM, MLIM, FAMD, Princeton Services and Princeton Administrators.
*	Elected by and serves at the pleasure of the Board of Trustees of the Trust.

**	As a Trustee, Mr. Glenn serves until his successor is elected and qualified, until December 31 of the year in which he turns 72 or until his death, resignation or removal as provided in the Trust’s by-laws or charter or by statute.

B-7

Share Ownership. Information relating to each Trustee’s share ownership in the Trust and in all registered funds in the Merrill Lynch family of funds that are overseen by the respective Trustee (“Supervised Merrill Lynch Funds”) as of December 31, 2003, is set forth in the chart below.

Name	Aggregate Dollar Range of Equity in the Trust*	Aggregate Dollar Range of Securities in Supervised Merrill Lynch Funds
Interested Trustee:
Terry K. Glenn	N/A	Over $100,000
Non-Interested Trustees:
James H. Bodurtha	N/A	Over $100,000
Joe Grills	N/A	Over $100,000
Herbert I. London	N/A	Over $100,000
André F. Perold	N/A	None
Roberta Cooper Ramo	N/A	$50,001 - $100,000
Robert S. Salomon, Jr.	N/A	None
Stephen B. Swensrud	N/A	None

*	The Trust does not offer its interests for sale to the public.

     As of September 10, 2004, the Trustees and officers of the Trust as a group owned an aggregate of less than 1% of the outstanding shares of the Trust. As of December 31, 2003, none of the non-interested Trustees of the Trust or their immediate family members owned beneficially or of record any securities in Merrill Lynch & Co., Inc. (“ML & Co.”).

     The Trust on behalf of the Portfolio has entered into an investment advisory agreement with FAM (the “Investment Advisory Agreement”). The Board of Trustees of the Trust receives, reviews and evaluates information concerning the services and personnel of the Investment Adviser and its affiliates at each quarterly meeting of the Board and the Audit Committee. While particular focus is given to information concerning profitability, comparability of fees and total expenses and Portfolio performance at the meeting at which the renewal of the Investment Advisory Agreement is considered, the evaluation process with respect to the Investment Adviser is an ongoing one. In this regard, the Board’s and the Audit Committee’s consideration of the nature, extent and quality of the services provided by the Investment Adviser under the Investment Advisory Agreement included deliberations at other quarterly meetings in addition to the annual renewal meeting.

B-8

     In connection with the Board’s consideration of the Investment Advisory Agreement, the Board received from the Investment Adviser financial and performance data for the Portfolio, information concerning the profitability of ML Low Duration and the Portfolio to the Investment Adviser, and information as to services rendered to ML Low Duration and the Portfolio and compensation paid to affiliates of the Investment Adviser by ML Low Duration and the Portfolio. The Board reviewed information regarding access to research services from brokers to which the Investment Adviser may have allocated Portfolio brokerage in a “soft dollar” arrangement and the services provided by and the compensation paid to FAM as ML Low Duration’s administrator. The Board also received from Lipper, Inc. information concerning the performance of the Portfolio compared to certain other non-MLIM/FAM-advised open-end funds that invest primarily in short term fixed income securities, and comparing ML Low Duration’s and the Portfolio’s fee rate for advisory and administrative services and ratios for management expenses, investment-related expenses and total expenses to those of other non-MLIM/FAM-advised open-end funds deemed comparable by Lipper, Inc. The Board considered the compensation paid to the Investment Adviser and the services provided to the Portfolio by the Investment Adviser under the Investment Advisory Agreement, as well as other services provided by the Investment Adviser and its affiliates under other agreements, and the personnel who provide these services. In addition to the investment advisory services provided to the Portfolio, the Investment Adviser and its affiliates provide administrative services, stockholder services, oversight of fund accounting, marketing services, assistance in meeting legal and regulatory requirements, and other services necessary for the operation of ML Low Duration and the Portfolio. The Board also considered the direct and indirect benefits to the Investment Adviser from its relationship with ML Low Duration and the Portfolio. Based on their experience as Directors/Trustees of the Company and the Trust and as directors or trustees of other MLIM/FAM-advised funds, the Board concluded that ML Low Duration and the Portfolio benefit, and should continue to benefit, from those services.

B-9

     In reviewing the Investment Advisory Agreement, the Board focused on the experience, resources and strengths of the Investment Adviser and its affiliates in managing investment companies that invest primarily in a portfolio comprised of a wide range of fixed income securities, including mortgage-backed securities, asset backed securities and tax-exempt securities, among them other MLIM/FAM-advised open-end funds that have investment objectives and strategies similar to those of the Portfolio. The Board considered the amount of taxable and tax-exempt fixed income assets under the management of the Investment Adviser and its affiliates, including MLIM, as well as the experience of the Portfolio’s portfolio management team. The Board included in its consideration the expertise required to manage the Portfolio investments to ensure that its portfolio maintains a duration of one to three years. The Board noted that the Investment Adviser has over twenty-five years experience investing in such securities and in managing duration, and that Mr. Maldari and Mr. Pagano, the Portfolio’s portfolio managers, have more than fifteen years and more than five years experience, respectively, investing in and analyzing fixed income securities. The Board noted that the Investment Adviser has a high level of expertise in managing the types of investments and strategies used by the Portfolio and concluded that the Portfolio benefits, and should continue to benefit, from that expertise. The Board based its conclusions on its members’ experience as directors of other open end investment companies managed by the Investment Adviser that invest in taxable and tax-exempt fixed income securities and on their experience with the credit analysis and risk management historically performed by the Investment Adviser.

    The Board also reviewed the compliance and administrative services provided to ML Low Duration and the Portfolio by the Investment Adviser, including its oversight of ML Low Duration’s and the Portfolio’s day-to-day operations and their oversight of fund and Portfolio accounting. The Investment Adviser and its affiliates provide compliance and administrative services to ML Low Duration, the Portfolio and all the MLIM/FAM-advised funds, as well as to a number of third party fund groups. The Board members, based on their experience as directors/trustees of other investment companies managed by the Investment Adviser and its affiliates as well as of the Company and the Trust, also focused on the quality of the Investment Adviser’s compliance and administrative staff. The Board noted that, in addition to the analysts dedicated to the Portfolio and the analysts and compliance personnel dedicated to the Investment Adviser’s taxable and tax-exempt fixed income management group, the Investment Adviser has a separate administrative, legal and compliance staff to ensure a high level of quality in the compliance and administrative services provided to ML Low Duration and the Portfolio. The Trustees concluded, based on their experience as Board members, that, historically, the compliance and administrative services provided by the Investment Adviser were of a sufficiently high quality to benefit ML Low Duration and the Portfolio.

    In reviewing the Investment Advisory Agreement, the Board evaluated ML Low Duration’s and the Portfolio’s fee rate for advisory and administrative services and the Portfolio’s historical performance as compared to other non-MLIM/FAM-advised comparable open-end funds that invest primarily in short term taxable fixed income securities as provided by Lipper, Inc. In particular, the Board noted that the Portfolio had a contractual advisory fee rate at a common asset level that was at the median of the eleven funds in the group. The Board also found that the Portfolio’s and ML Low Duration’s actual advisory fee rate, which includes advisory and administrative services and the effects of any fee waivers, as a percentage of total assets at a common asset level was slightly above the median of the funds in its category. The Board also compared the Portfolio’s and ML Low Duration’s total expenses to those of other, similarly managed funds and concluded that their overall expenses were above the median of the group. The Board also noted that the Portfolio’s historical performance was comparable to that of other similarly managed open-end funds and above the median of the funds in its performance group. The Board also requested, received and considered profitability information related to the management revenues from ML Low Duration and the Portfolio. Based upon the information reviewed and their discussions, the Board concluded that the advisory fee rate schedule was reasonable in relation to the services provided by the Investment Adviser to ML Low Duration and the Portfolio as well as the costs incurred and benefits to be gained by the Investment Adviser and its affiliates in providing such services, including the advisory and administrative components and the effects of any fee waivers. The Board also found the investment advisory fee and total expense ratio to be reasonable in comparison to the fees charged by other comparable funds of similar size.

   The Board considered whether there should be changes in the advisory fee rate or structure in order to enable the Portfolio and ML Low Duration to participate in any economies of scale that the Investment Adviser may experience as a result of growth in the Portfolio’s assets. The Board determined that the current advisory fee rate schedule was reasonable and that no changes are currently necessary. The non-interested Trustees were represented by independent counsel who assisted them in their deliberations.

B-10

(c) Compensation

Compensation of Directors/Trustees

     Each non-interested Trustee receives an annual retainer of $125,000 for his or her services to the MLIM/FAM-advised funds, including the Fund. The portion of the annual retainer allocated to each MLIM/FAM-advised fund is determined quarterly based on the relative net assets of each fund. In addition, each non-interested Trustee receives a fee for each in-person Board meeting attended and each in-person Audit Committee meeting attended. The annual per-meeting fees paid to each non-interested Trustee aggregate $100,000 for all MLIM/FAM-advised funds for which that Trustee serves and are allocated equally among those funds. Each Co-Chairman of the Audit Committee receives an additional annual retainer in the amount of $25,000, which is paid quarterly and allocated to each MLIM/FAM-advised fund for which such Co-Chairman provides services, based on the relative net assets of each such fund.

The following table shows the compensation earned by the non-interested Trustees for the fiscal year ended June 30, 2004 and the aggregate compensation paid to them by all MLIM/FAM-advised funds for the calendar year ended December 31, 2003.

Name	Compensation from the Trust/Fund	Pension or Retirement Benefits Accrued as Part of Trust/Fund Expense	Total Compensation from Fund/Portfolio and MLIM/FAM- Advised Funds*
James H. Bodurtha**	$4,110	None	$183,219
Joe Grills**	$4,110	None	$182,219
Herbert I. London	$3,741	None	$163,219
André F. Perold	$3,741	None	$162,219
Roberta Cooper Ramo	$3,741	None	$163,219
Robert S. Salomon, Jr.	$3,741	None	$163,219
Stephen B. Swensrud	$3,741	None	$168,219

*	For the number of MLIM/FAM-advised funds from which each Trustee receives compensation, see the table beginning on page B-3.
**	Co-Chairman of the Audit Committee.

(d) Sales Loads. Not Applicable.

(e) Code of Ethics.

The Board of Trustees of the Trust has adopted a Code of Ethics under Rule 17j-1 under the Investment Company Act that covers the Trust, ML Low Duration, FAM and FAMD. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Trust.

B-11

(f) Proxy Voting Policies

     Information relating to the Trust’s proxy voting policies is incorporated by reference to the section entitled “Proxy Voting Policies and Procedures” in Part II of Part B of the Merrill Lynch Registration Statement.

Item 13. — Control Persons and Principal Holders of Securities.

(a) Control Persons

ML Low Duration controls the Portfolio. As of September 10, 2004, ML Low Duration owned 100% of the then outstanding interests in the Portfolio. As of September 10, 2004, ML Low Duration’s holdings of the Portfolio represented 100% of the Trust as a whole.

(b) Principal Holders.

See Item 13(a)

Item 14. — Investment Advisory and Other Services

The following information supplements and should be read in conjunction with Item 5 in the Trust’s Part A.

Information relating to the investment management and other services provided to the Trust by Fund Asset Management, L.P. is incorporated herein by reference from Part A of the Merrill Lynch Registration Statement, the section entitled “Management and Advisory Arrangements” in Part I of Part B of the Merrill Lynch Registration Statement and the section entitled “Management and Other Service Arrangements” in Part II of Part B of the Merrill Lynch Registration Statement. The following list identifies the specific sections in Part A and Part B of the Merrill Lynch Registration Statement under which the information required by Item 14 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A	Sections Incorporated by Reference from Part A and Part B of the Merrill Lynch Registration Statement
Item 14 (a)	Management and Advisory Arrangements Management and Other Service Arrangements

Item 14 (c)	Management and Advisory Arrangements Management and Other Service Arrangements

Item 14 (d)	Management and Advisory Arrangements Management and Other Service Arrangements

Item 14 (e)	Not Applicable

Item 14 (f)	Not Applicable

Item 14 (g)	Not Applicable

Item 14 (h)	Part A

B-12

(b) Principal Underwriter

FAM Distributors, Inc., P.O. Box 9081, Princeton, New Jersey, 08543-9081, an affiliate of FAM, acts as placement agent for the Trust pursuant to a placement agent agreement (the “Placement Agent Agreement”). Under the Placement Agent Agreement, FAMD receives no compensation for acting as placement agent for the Trust.

Item 15. — Portfolio Transactions and Brokerage.

Information relating to portfolio turnover and brokerage allocation for or on behalf of the Trust is incorporated herein by reference from the section entitled “Portfolio Transactions and Brokerage” in Part I and Part II of Part B of the Merrill Lynch Registration Statement.

Item 16. — Capital Stock and Other Securities.

     The following information supplements and should be read with Item 5(b) and Item 6 in the Trust’s Part A. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Trust. Upon liquidation of the Trust, the Feeder Fund would be entitled to share in the assets of the Trust that are available for distribution in proportion to its investment in the Trust.

     The Trust is organized as a statutory trust under the laws of the State of Delaware. The Feeder Fund is entitled to a vote in proportion to its investment in the Trust. The Feeder Fund will participate in the earnings, dividends and assets of the Trust in accordance with its pro rata interests in the Trust. The Trust will not issue share certificates.

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Each investor is entitled to a vote in proportion to the amount of its interest in the Portfolio or in the Trust, as the case may be. Investors in the Trust, or in the Portfolio, do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust may elect all of the Trustees of the Trust if they choose to do so and in such event the other investors in the Trust would not be able to elect any Trustee. The Trust is not required and has no current intention to hold annual meetings of investors but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote.

The Portfolio shall be dissolved by unanimous consent of the Trustees by written notice of dissolution to the Holders of the interests of the Portfolio. The Trust shall be dissolved upon the dissolution of the Portfolio.

The Declaration of Trust provides that obligations of the Trust and the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act (including without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust), but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The Declaration of Trust provides that the Trust may maintain appropriate insurance (for example, fidelity bond and errors and omissions insurance) for the protection of the Portfolio, its Holders, Trustees, officers, employees and agents covering possible tort and other liabilities.

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The Trust currently consists of one Portfolio. The Trust reserves the right to create and issue interests in a number of additional Portfolios. As indicated above, Holders of the Portfolio participate equally in the earnings and assets of the Portfolio. Holders of the Portfolio are entitled to vote separately to approve advisory agreements or changes in investment policy, and Holders of the Portfolio vote together in the election or selection of Trustees and accountants for the Trust. Upon liquidation or dissolution of the Portfolio, the Holders of the Portfolio are entitled to share in proportion to their investment in the net assets of the Portfolio available for distribution to Holders.

Item 17. — Purchase, Redemption, and Pricing of Securities.

Beneficial interests in the Trust are not offered to the public and are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Trust may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. The number of Holders of the Portfolio shall be limited to fewer than 100. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

The net asset value of the shares of the Portfolio is determined once daily Monday through Friday as of the close of business on the New York Stock Exchange (“NYSE”) on each day the NYSE is open for business based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The net asset value is computed by deducting the amount of the Portfolio’s total liabilities from the value of its total assets. Expenses, including the advisory fees payable to the Investment Adviser, are accrued daily.

Securities that are held by the Portfolio that are traded on stock exchanges or the NASDAQ National Market are valued at the last sale price or official close price on the exchange, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where equity securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by or under the authority of the Board of Trustees of the Trust. Long positions traded in the OTC market, NASDAQ Small Cap or Bulletin Board are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Trustees of the Trust. Short positions traded in the OTC market are valued at the last available ask price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market.

Options written are valued at the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Swap agreements are valued daily based upon quotations from market makers. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations. Repurchase agreements are valued at cost plus accrued interest.

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The Trust employs pricing services to provide certain securities prices for the Portfolio. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Trust, including valuations furnished by the pricing services retained by the Portfolio, which may use a matrix system for valuations. The procedures of a pricing service and its valuations are reviewed by the officers of the Portfolio under the general supervision of the Trust’s Board of Trustees. Such valuations and procedures will be reviewed periodically by the Board of Trustees of the Trust.

Generally, trading in foreign securities, as well as U.S. government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of the Portfolio’s shares are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of the Portfolio’s net asset value. If events (for example, a company announcement, market volatility or a natural disaster) occur during such periods that are expected to materially affect the value of such securities, those securities may be valued at their fair value as determined in good faith by the Trust’s Board of Trustees or by the Investment Adviser using a pricing service and/or procedures approved by the Trust’s Board of Trustees.

Each investor in the Trust may add to or reduce its investment in the Portfolio on each day the NYSE is open for trading. The value of each investor’s interest in the Portfolio will be determined as of the close of business on the NYSE by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor’s share of the aggregate interests in the Portfolio. The close of business on the NYSE is generally 4:00 p.m., Eastern time. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the time or determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investments in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be

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applied to determine the value of the investor’s interest in the Portfolio after the close of business of the NYSE or the next determination of net asset value of the Portfolio. For further information concerning the Portfolio’s net asset value, and the valuation of the Portfolio’s assets, see the Trust’s Part A.

Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in the Trust. However, because the Trust intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Trust’s custodian bank by a Federal Reserve Bank).

The Trust reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order. A Feeder Fund may withdraw all or any portion of its investment in the Trust on any business day in which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the Feeder Fund to the Trust. When a request is received in proper form, the Trust will redeem a Feeder Fund’s interests at the next determined net asset value. The Trust will make payment for all interests redeemed within seven days after receipt by the Trust of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period during which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Trust may not be transferred.

Item 18. — Taxation of the Trust

Because the Trust intends to qualify as a partnership for Federal income tax purposes, the Trust should not be subject to any income tax. Based upon the status of the Trust as a partnership, a Feeder Fund will take into account its share of the Trust’s net income, capital gains, losses, deductions and credits in determining its income tax liability. The determination of a Feeder Fund’s share of the Trust’s ordinary income, capital gains, losses, deductions and credits will be made in accordance with the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”).

     The Trust’s fiscal year end is June 30. Although the Trust will not be subject to Federal income tax, it will file appropriate Federal income tax returns.

     It is intended that the Trust’s assets, income and distributions will be managed in such a way that an investor in the Trust will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company (“RIC”) assuming that the investor invested all of its investable assets in the Trust. Any prospective Feeder Fund which is a RIC agrees that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of items of income, gain, loss, deductions and credits of the Trust as they are taken into account by the Trust.

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Certain transactions of the Trust are subject to a special tax rules of the Code that may, among other things (a) affect the character of gains and losses realized, (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to RICs). Operation of these rules could, therefore, affect the character, amount and timing of distributions to stockholders of RICs. Special tax rules also will require the Trust to mark-to-market certain types of positions in its portfolio (i.e. treat them as sold on the last day of the taxable year), and may result in the recognition of income without a corresponding receipt of cash. The Trust intends to monitor transactions, make appropriate tax elections and make appropriate entries in its books and records to lessen the effect of these tax rules and avoid any possible disqualification for the special treatment afforded RICs under the Code.

The Trust may be subject to a tax on dividend or interest income received from securities of a foreign issuer. The United States has entered into tax treaties with many foreign countries which may entitle the Trust to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Trust’s assets to be invested within various countries is not known.

The Trust is to be managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Trust level. Thus, consistent with its investment objectives, the Trust will meet the income and diversification of assets tests of the Code applicable to RIC’s. The Trust and the Feeder Fund have received a ruling from the Internal Revenue Service that the Feeder Fund will be treated as the owner of its proportionate shares of the Trust’s assets and income for purposes of these tests.

The Code requires a RIC to pay a nondeductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98% of its net capital gain, determined, in general, on an October 31 year-end basis plus certain undistributed amounts from previous years. The Trust intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of the Trust’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Trust.

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Item 19. — Underwriters.

The exclusive placement agent for the Portfolio of the Trust is FAM Distributors, Inc. (the “Placement Agent”), an affiliate of the Investment Adviser and of Merrill Lynch, with offices at 800 Scudders Mill Road, Plainsboro, New Jersey 08536. The Placement Agent receives no compensation for serving in this capacity.

Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

Item 20. — Calculation of Performance Data.

Not Applicable.

Item 21. — Financial Statements.

The Portfolio’s financial statements are incorporated in this Part B by reference to the ML Low Duration annual report to shareholders for the fiscal year ended June 30, 2004. You may request copies of the annual report at no charge by calling 1-800-MER-FUND between 8:30 a.m. and 5:30 p.m. (Eastern time) on any business day.

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PART C. OTHER INFORMATION

Item 22. Exhibits.

Exhibit Number			Description
(1)	(a)	—	Certificate of Trust of the Registrant.(1)
	(b)	—	Amended and Restated Declaration of Trust of the Registrant.(1)
(2)		—	By-Laws of the Registrant.(2)
(3)		—	Portions of Declaration of Trust and By-Laws of the Registrant defining the rights of holders of shares of beneficial interest of the Registrant.(1)
(4)		—	Investment Advisory Agreement between the Trust on behalf of Low Duration Master Portfolio and Fund Asset Management, L.P.(2)
(5)		—	Not Applicable.
(6)		—	Not Applicable.
(7)	(a)	—	Form of Custody Agreement between the Trust and Brown Brothers Harriman & Co.(7)
(8)	(a)	—	Placement Agency Agreements between the Registrant and FAM Distributors, Inc.(2)
	(b)	—	Amended and Restated Credit Agreement between the Registrant and a syndicate of banks.(3)
	(c)	—	Form of Second Amended and Restated Credit Agreement between the Registrant and a syndicate of banks and certain other parties.(8)
	(d)	—	Form of Third Amended and Restated Credit Agreement between the Registrant, a syndicate of banks and certain other parties.(9)
	(e)	—	Form of Fourth Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties.(10)
	(f)	—	Administrative Services Agreement with State Street Bank and Trust Company.(5)
	(g)	—	Certificate of FAM Distributors, Inc.(2)
	(h)	—	Certificate of Hotchkis and Wiley Funds for the Total Return Bond Fund and the Low Duration Fund.(2)
	(i)	—	Form of of Securities Lending Agency Agreement between the Registrant and QA Advisors LLC (now MLIM LLC) dated August 10, 2001.(11)
(9)		—	Omitted pursuant to Paragraph 2(b) of Instuction B of the General Instructions to Form N-1A.
(10)		—	Consent of Ernst & Young LLP, independent registered public accounting firm for the Registrant.*
(11)		—	Not Applicable.
(12)		—	Not Applicable.
(13)		—	Not Applicable.
(14)		—	Not Applicable.
(15)		—	Code of Ethics.(4)
(16)		—	Power of Attorney.(6)

*	Filed herewith.
(1)	Incorporated by reference to the Registration Statement on Form N-1A (File No. 811-10089) filed on August 30, 2000.
(2)	Incorporated by reference to Amendment No. 1 to the Registration Statement on Form N-1A (File No. 811-10089) filed on October 6, 2000.
(3)	Incorporated by reference to Exhibit (b) to the Issuer Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-15973) filed on December 14, 2000.

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(4)	Incorporated by reference to Exhibit 15 to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Merrill Lynch Inflation Protected Fund, Inc. (File No. 333-110936), filed on January 22, 2004.
(5)	Incorporated by reference and previously filed as an exhibit to Post-Effective Amendment No. 3 to the Registration Statement on Form N-1A of Mercury HW Variable Trust filed on February 28, 2001 (File No. 333-24349).
(6)	Incorporated by reference to Exhibit 16 to Post-Effective Amendment No. 4 to the Registration Statement on Form N-1A of Merrill Lynch Focus Twenty Fund, Inc., filed March 26, 2004 (File No. 333-89775).
(7)	Incorporated by reference to Exhibit 7 to Amendment No. 2 to the Registration Statement on Form N-1A of Master Large Cap Series Trust (File No. 811-09739) filed on January 30, 2002.
(8)	Incorporated by reference to Exhibit (b)(2) to the Issuer Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-39837), filed on December 14, 2001.
(9)	Incorporated by reference to Exhibit 7b(3) to the Issuer Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-39837), filed on December 13, 2002.
(10)	Incorporated by reference to Exhibit 8(c) (4) to Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A of Merrill Lynch Global Growth Fund, Inc. (File No. 333-32899), filed on December 4, 2003.
(11)	Incorporated by reference to Exhibit 8(f) to Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A of Merrill Lynch Global Technology Fund, Inc. (File No. 333-48929) filed on July 24, 2002.

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Item 23. Persons Controlled by or under Common Control with the Fund.

The Registrant does not control and is not under common control with any other person.

Item 24. Indemnification.

As permitted by Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “1940 Act”), and pursuant to Sections 8.2, 8.3 and 8.4 of Article VIII of the Registrant’s Declaration of Trust (Exhibit (a)(1) to this Registrant Statement), Trustees, officers, employees and agents of the Trust will be indemnified to the maximum extent permitted by Delaware law and the 1940 Act.

Article VIII, Section 8.2 provides, inter alia, that no Trustee, officer, employee or agent of the Registrant shall be liable to the Registrant, its holders, or to any other Trustee, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

Article VIII, Section 8.3 of the Registrant’s Declaration of Trust provides:

Section 8.3. Indemnification. The Trust shall indemnify each of its Trustees, officers, employees, and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the investigation, defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties, such liabilities and expenses being liabilities belonging to the Series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type injury), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 8.3; provided that any advance payment of expenses by the Trust to any Trustee, officer, employee or agent shall be made only upon the undertaking by such Trustee, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

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(a) the Trustee, officer, employee or agent to be indemnified provides a security for his undertaking; or

(b) the Trust shall be insured against losses arising by reason of any lawful advances; or

(c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Trustee, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i) a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the Proceedings; or

(ii) an independent legal counsel in a written opinion.

Article VIII, Section 8.4 of the Registrant’s Declaration of Trust further provides:

Section 8.4. No Protection Against Certain 1940 Act Liabilities. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof shall protect any Trustee or officer of the Trust from any liability to the Trust or its holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Investment Adviser to the Trust or any Series against any liability to the Trust or any Series to which he would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or its duties to the Trust or Series, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Investment Adviser to the Trust or any Series.

As permitted by Article VIII, Section 8.7, the Trustees may maintain insurance for the protection of the Trust Property, its holders, Trustees, officers, employees and agents in the amount the Trustees deem adequate.

The Registrant hereby undertakes that it will apply the indemnification provisions of its Declaration of Trust and Bylaws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 25. Business and other Connections of the Investment Adviser.

     Fund Asset Management, L.P. (“FAM” or the “Investment Adviser”), acts as the investment adviser for a number of affiliated open-end and closed-end registered investment companies.

     Merrill Lynch Investment Managers,L.P. (“MLIM”), an affiliate of FAM, acts as the investment adviser for a number of affiliated open-end and closed-end registered investment companies and also acts as sub-adviser to certain other investment portfolios.

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The address of each of these investment companies is P.O. Box 9011, Princeton, New Jersey 08543-9011, except that the address of Merrill Lynch Funds for Institutions Series is One Financial Center, 23rd Floor, Boston, Massachusetts 02111-2646. The address of MLIM, FAM, Princeton Services, and Princeton Administrators, L.P. is also P.O. Box 9011, Princeton, New Jersey 08543-9011. The address of FAM Distributors, Inc. (“FAMD”) is P.O. Box 9081, Princeton, New Jersey 08543-9081. The address of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and ML & Co., is North Tower, World Financial Center, 250 Vesey Street, New York, New York 10080. The address of the Fund’s transfer agent, Financial Data Services, Inc. (“FDS”), is 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484.

Set forth below is a list of each executive officer and partner of the Investment Adviser indicating each business, profession, vocation or employment of a substantial nature in which each such person or entity has been engaged since July 1, 2002, for his or her own account or in the capacity of director, officer, partner or trustee. In addition, Mr. Burke is Vice President and Treasurer of all or substantially all of the investment companies and Mr. Doll is an officer of one or more of such companies for which the Investment Adviser, MLIM or their affiliates acts as investment adviser.

Name	Position with the Investment Adviser	Other Substantial Business, Profession, Vocation or Employment
ML & Co	Limited Partner	Financial Services Holding Company; Limited Partner of MLIM

Princeton Services	General Partner	General Partner of MLIM

Donald C. Burke	First Vice President, Treasurer	First Vice President, Treasurer and Director of Taxation of MLIM; Senior Vice President, Treasurer and Director of Princeton Services; Vice President of FAMD

Robert C. Doll, Jr.	President

President of MLIM; Co-Head (Americas Region) of MLIM from 2000 to 2001 and Senior Vice-President thereof from 1999 to 2001; Director of Princeton Services; Chief Investment Officer of OppenheimerFunds, Inc. in 1999 and Executive Vice President thereof from 1991 to 1999

Andrew J. Donohue	Senior Vice President and General Counsel	Senior Vice President and General Counsel of MLIM; Senior Vice President, General Counsel and Director of Princeton Services; President and Director of FAMD

Alice A. Pellegrino	Secretary	Secretary of MLIM; Secretary of FAMD; and Secretary of Princeton Services

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Item 26. Principal Underwriters

     (a) FAMD acts as the placement agent for the Trust and a number of other registered investment companies and as the principal underwriter for each of the following open-end registered investment companies: Financial Institutions Series Trust, Mercury Basic Value Fund, Inc., Mercury Funds II, Merrill Lynch Balanced Capital Fund, Inc., Merrill Lynch Basic Value Fund, Inc., Merrill Lynch Bond Fund, Inc., Merrill Lynch California Municipal Series Trust, Merrill Lynch Developing Capital Markets Fund, Inc., Merrill Lynch Disciplined Equity Fund, Inc., Merrill Lynch Equity Dividend Fund, Merrill Lynch EuroFund, Merrill Lynch Focus Twenty Fund, Inc., Merrill Lynch Focus Value Fund, Inc., Merrill Lynch Fundamental Growth Fund, Inc., Merrill Lynch Funds for Institutions Series, Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch Global Financial Services Fund, Inc., Merrill Lynch Global Growth Fund, Inc., Merrill Lynch Global SmallCap Fund, Inc., Merrill Lynch Global Technology Fund, Inc., Merrill Lynch Global Value Fund, Inc., Merrill Lynch Healthcare Fund, Inc., Merrill Lynch Index Funds, Inc., Merrill Lynch Inflation Protected Fund, Merrill Lynch International Fund of Mercury Funds, Inc., Merrill Lynch Latin America Fund, Inc., Merrill Lynch Large Cap Series Funds, Inc., Merrill Lynch Multi-State Municipal Series Trust, Merrill Lynch Municipal Bond Fund, Inc., Merrill Lynch Municipal Series Trust, Merrill Lynch Natural Resources Trust, Merrill Lynch Pacific Fund, Inc., Merrill Lynch Principal Protected Trust, Merrill Lynch Ready Assets Trust, Merrill Lynch Real Investment Fund, Merrill Lynch Retirement Series Trust, Merrill Lynch Series Fund, Inc., Merrill Lynch Short Term U.S. Government Fund, Inc., Merrill Lynch Value Opportunities Fund, Inc., Merrill Lynch U.S. Government Mortgage Fund, Merrill Lynch U.S. High Yield Fund, Inc., Merrill Lynch U.S. Treasury Money Fund, Merrill Lynch U.S.A. Government Reserves, Merrill Lynch Utilities and Telecommunications Fund, Inc., Merrill Lynch Variable Series Funds, Inc., Merrill Lynch World Income Fund, Inc., and The Asset Program, Inc. FAMD also acts as the principal underwriter for the following closed-end registered investment companies: Merrill Lynch Senior Floating Rate Fund, Inc. and Merrill Lynch Senior Floating Rate Fund II, Inc.

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(b) Set forth below is information concerning each director and officer of FAM Distributors, Inc. The principal business address of each such person is P.O. Box 9081, Princeton, New Jersey 08543-9011.

Name	Positions and Offices with the Distributor	Positions and Offices with Registrant
Andrew J. Donahue	President and Director	None
Thomas J. Verage	Director	None
Michael G. Clark	Director	None
Donald C. Burke	Vice President	Vice President and Treasurer
Thomas F. Gordon	Treasurer	None
Daniel Dart	Director	None
Jerry W. Miller	Director	None
Alice A. Pellegrino	Secretary	Secretary

(c) Not Applicable.

Item 27. Location of Accounts and Records.

All accounts, books and other documents required to be maintained by the Registrant pursuant to Section 31(a) of the Investment Company Act of 1940, as amended, and the rules thereunder are in the possession of Registrant or Registrant’s investment adviser, 800 Scudders Mill Road, Plainsboro, New Jersey 08536, or Registrant’s custodian, Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109.

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Item 28. Management Services.

Other than as set forth under the caption “Investment Adviser” in the Prospectus constituting Part A of the Registration Statement and under the caption “Management of the Fund — Investment Advisory Arrangements” in the Statement of Additional Information constituting Part B of the Registration Statement, the Registrant is not a party to any management-related service contract.

Item 29. Undertakings.

Not Applicable.

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SIGNATURES

Pursuant to the requirements of the Investment Company Act, Fund Asset Management Master Trust has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 7th day of October, 2004.

Fund Asset Management Master Trust

By:	/s/ Donald C. Burke
Donald C. Burke Vice President and Treasurer

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EXHIBIT INDEX

Exhibit Number		Description
(10)	—	Consent of Ernst & Young LLP, independent registered public accounting firm for the Registrant.